Exhibit 99.1 April 25, 2006 FOR IMMEDIATE RELEASE Investor Contact: Mark Warren (205) 298-3220 Media Contact: David Donaldson (205) 298-3220
VULCAN ANNOUNCES RECORD FIRST QUARTER RESULTS

Birmingham, Alabama - April 25, 2006 - Vulcan Materials Company (NYSE:VMC) today announced record first quarter earnings from continuing operations of $0.70 per diluted share compared to $0.21 per diluted share in the prior year. Included in these results is $0.07 per diluted share due to an increase in the carrying value of the ECU earn-out agreement received in connection with the 2005 sale of the Company's Chemicals business. First quarter net earnings of $0.68 per diluted share reflect a $0.02 per diluted share loss from discontinued operations. Net sales were a record $642 million, compared to $479 million in the prior year.

According to Chairman and Chief Executive Officer Don James, "Demand and pricing for our products in the first quarter were strong. We achieved excellent operating leverage at our plants as a result of the combination of this strong demand and favorable weather."

Operating Results

Sales were at record first quarter levels for all key products. Earnings from continuing operations before interest and income taxes were $111 million, compared to $39 million in the prior year. Gross profit as a percent of net sales was 25.5 percent, up significantly from the prior year's level of 19.2 percent. This margin expansion reflects double-digit increases in volume and pricing for all key products.

The average unit price for aggregates in the first quarter increased 15 percent from the prior year's level. Aggregates shipments increased 13 percent. Excluding recent acquisitions, aggregates shipments increased approximately 12 percent. Earnings for the asphalt and concrete product lines improved despite cost increases for key raw materials. Unit costs for diesel fuel increased 31 percent from the prior year, reducing first quarter pretax earnings by approximately $7 million.

Selling, administrative and general expenses increased approximately $14 million from the prior year due primarily to higher provisions for incentive compensation, including the effect of expensing stock options, and professional fees. Effective January 1, 2006, the Company adopted FAS 123(R), "Share-Based Payment", which requires the expensing of stock options. Adoption of this standard resulted in a pretax charge of approximately $4 million, or $0.03 per diluted share, for stock options in the first quarter. There was no comparable expense in 2005.

Other income increased approximately $11 million from the prior year's first quarter due primarily to an increase in the value of the ECU earn-out. This earn-out agreement is accounted for as a derivative instrument, with any future adjustments to the carrying value recorded as other income or charges in continuing operations.

During the first quarter, the Company repurchased 272,122 shares of its common stock for approximately $19 million, representing an average cost of $71.06 per share.

All results are unaudited.

Outlook

"Construction spending remains strong due to continued economic growth," stated Mr. James. "Highway construction should benefit from both higher funding as a result of the new multi-year federal highway bill passed in 2005 and improving state and local tax receipts. The recovery in private nonresidential construction should continue and residential construction activity in our markets is expected to remain at high levels.

"Our broad geographic footprint, with operations strategically located in high growth U.S. markets, uniquely positions us to benefit from the continuing strength in construction activity. Aggregates shipments are off to an excellent start and the pricing momentum we experienced in 2005 has continued in 2006. For the full year, we now expect the average price for aggregates to increase 10 to 11 percent and shipments to increase 3 to 4 percent above the record 260 million tons shipped in 2005. On the cost side, unit cost for diesel fuel is projected to increase again in 2006. Earnings in asphalt and concrete should increase from the prior year's levels despite higher costs for liquid asphalt and other key raw materials.

"In light of these assumptions, we expect earnings from continuing operations for the full year to be in the range of $4.35 to $4.60 per diluted share. We expect to earn $1.15 to $1.30 per diluted share from continuing operations in the second quarter. Our earnings guidance for 2006 does not assume any potential adjustment in the carrying value of the ECU earn-out beyond the $0.07 per diluted share recorded in the first quarter.

"Costs related to the sale of our Chemicals business should result in a full year loss of $0.05 per diluted share from discontinued operations.

"Additionally, our 2006 earnings guidance for continuing operations includes approximately $0.06 per diluted share in expense referable to stock options for the full year and $0.01 in the second quarter. Our 2005 earnings from continuing operations did not include any expense for stock options.

"In recent years, we have generated significant value for our shareholders through the development and sale of reclaimed and surplus real estate and we are continuing this process. Our current estimate for real estate gains in 2006 ranges from $0 to $40 million of pretax earnings. However, the timing of real estate sales is difficult to predict and as such, we have not included any future real estate gains in our current year earnings guidance."

In keeping with past practice, the Company will give quarterly and annual earnings guidance. The Company will issue press releases to revise such guidance if it is reasonably certain that earnings per share, on either a quarterly or an annual basis, will be outside its latest published estimates.

Conference Call

Vulcan will host a conference call at 9:00 a.m. CDT on April 26, 2006. Investors and other interested parties in the U.S. may access the teleconference live by calling (800) 599-9829 approximately 10 minutes before the scheduled start. International participants can dial (617) 847-8703. The access code is 90037484. A live webcast will be available via the Internet through Vulcan's home page at vulcanmaterials.com. The conference call will be recorded and available for replay approximately two hours after the call through May 3, 2006.

Vulcan Materials Company, a member of the S&P 500 index, is the nation's largest producer of construction aggregates and a major producer of asphalt and concrete.

Certain matters discussed in this release, including expectations regarding future performance, contain forward-looking statements that are subject to risks, assumptions and uncertainties that could cause actual results to differ materially from those projected. These risks, assumptions and uncertainties include, but are not limited to, those associated with general business conditions; the timing and amount of federal, state and local funding for infrastructure; the highly competitive nature of the construction materials industry; pricing; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; increasing healthcare costs; the timing and amount, if any, of the payments to be received by the Company under two earn-outs contained in the agreement for the divestiture of the Company's Chemicals business; and other risks, assumptions and uncertainties detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year. Forward-looking statements speak only as of the date hereof, and Vulcan assumes no obligation to update such statements.

TABLE A
Vulcan Materials Company and Subsidiary Companies Consolidated Statements of Earnings (Condensed and unaudited)	(Amounts and shares in thousands, except per share data) Three Months Ended March 31
	2006	2005

Net sales
Delivery revenues
Total revenues

Cost of goods sold
Delivery costs
Cost of revenues

Gross profit
Selling, administrative and general expense
Other operating (income) expense, net
Other income, net
Earnings from continuing operations before interest and income taxes
Interest income
Interest expense
Earnings from continuing operations before income taxes
Provision for income taxes
Earnings from continuing operations
Earnings (loss) on discontinued operations, net of tax
Net earnings

Basic earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share

Diluted earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share

Weighted-average common shares outstanding:
   Basic
   Assuming dilution
Cash dividends declared per share of common stock
Depreciation, depletion, accretion and amortization from continuing operations
Effective tax rate

$642,272
66,415
708,687

478,609
66,415
545,024

163,663
65,042
(132)
12,093
110,846
2,647
6,285
107,208
35,471
71,737
(1,820)
$69,917

$0.71
(0.01)
$0.70

$0.70
(0.02)
$0.68

100,552
102,346
$0.37
$53,213
33.1%

		$479,400 49,216 528,616 387,167 49,216 436,383 92,233 51,436 3,029 1,556 39,324 2,487 9,258 32,553 11,119 21,434 32,917 $54,351 $0.21 0.32 $0.53 $0.21 0.31 $0.52 102,935 104,612 $0.29 $52,351 34.2%
TABLE B
Vulcan Materials Company and Subsidiary Companies	(Amounts in thousands)
Consolidated Balance Sheets (Condensed and unaudited)	March 31 2006	December 31 2005	March 31 2005

Assets
Cash and cash equivalents
Medium-term investments
Accounts and notes receivable:
   Accounts and notes receivable, gross
   Less: Allowance for doubtful accounts
      Accounts and notes receivable, net
Inventories:
   Finished products
   Raw materials
   Products in process
   Operating supplies and other
      Inventories
Deferred income taxes
Prepaid expenses
Assets held for sale
      Total current assets
Investments and long-term receivables
Property, plant and equipment:
   Property, plant and equipment, cost
   Less: Reserve for depreciation, depletion and amortization
      Property, plant and equipment, net
Goodwill
Other assets
      Total

Liabilities and Shareholders' Equity
Current maturities of LTD
Trade payables and accruals
Other current liabilities
Liabilities of assets held for sale
      Total current liabilities
Long-term debt
Deferred income taxes
Other noncurrent liabilities
Shareholders' equity
      Total

$80,343
68,965

506,558
(4,539)
502,019

201,904
10,977
2,058
17,499
232,438
21,108
16,378
          -
921,251
6,864

3,582,868
(1,917,815)
1,665,053
628,683
183,954
$3,405,805

$32,547
137,538
163,004
           -
333,089
322,859
279,623
287,229
2,183,005
$3,405,805

$275,138
175,140

480,647
(4,277)
476,370

170,539
9,602
1,589
16,022
197,752
23,184
17,138
             -
1,164,722
6,942

3,481,708
(1,877,741)
1,603,967
617,083
196,170
$3,588,884

$272,067
142,221
164,726
           -
579,014
323,392
275,065
284,872
2,126,541
$3,588,884

$271,552
126,415

295,949
(5,157)
290,792

173,625
6,968
1,312
13,438
195,343
34,825
15,981
475,536
1,410,444
7,122

3,330,134
(1,761,268)
1,568,866
616,341
110,758
$3,713,531

$242,560
122,966
167,591
186,135
719,252
364,151
345,386
283,669
2,001,073
$3,713,531

	TABLE C
Vulcan Materials Company and Subsidiary Companies Consolidated Statements of Cash Flows (Condensed and unaudited)	(Amounts in thousands) Three Months Ended March 31
	2006	2005

Operating Activities
Net earnings
Adjustments to reconcile net earnings to net cash provided by operating activities:
   Depreciation, depletion, accretion and amortization
   Net gain on sale of property, plant, and equipment
   Contributions to pension plans
   Increase in assets before initial effects of business acquisitions and dispositions
   Increase (decrease) in liabilities before initial effects of business acquisitions and dispositions
   Other, net
      Net cash provided by operating activities

Investing Activities
Purchases of property, plant and equipment
Proceeds from sale of property, plant and equipment
Payment for businesses acquired, net of acquired cash
Purchases of medium-term investments
Proceeds from sales and maturities of medium-term investments
Change in investments and long-term receivables
Other, net
      Net cash used for investing activities

Financing Activities
Payment of short-term debt and current maturities
Purchases of common stock
Dividends paid
Proceeds from exercise of stock options
Excess tax benefits from exercise of stock options
Other, net
      Net cash used for financing activities

Net (decrease) increase in cash and cash equivalents
Cash and cash equivalents at beginning of period
Cash and cash equivalents at end of period

	$69,917 53,232 (757) (318) (29,759) (22,632) 2,334 72,017 (95,787) 2,572 (13,681) - 106,175 104 (13) (630) (240,305) (19,337) (37,167) 14,644 7,161 8,822 (266,182) (194,795) 275,138 $80,343	$54,351 52,661 (1,193) (251) (42,581) 43,131 (3,771) 102,347 (45,205) 1,481 (47,301) (61,600) 114,395 284 - (37,946) (489) (49,482) (29,839) 9,376 - 6,135 (64,299) 102 271,450 $271,552
TABLE D

Notes to Condensed Consolidated Financial Statements

1.  Supplemental Cash Flow Information
Supplemental information referable to the Condensed Consolidated Statements of Cash Flows for the three months ended March 31 is summarized below (amounts in thousands):

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
  Interest, net of amount capitalized
  Income taxes

Supplemental Schedule of Noncash Investing and Financing Activities
Liabilities assumed in business acquisitions
Accrued liabilities for purchases of property, plant and equipment

2006 $6,999 9,154 - 9,934	2005 $7,418 10,021 4,620 7,058